  Exhibit 99.1

Issuer Direct Reports Second Quarter 2019 Results

Total Revenue Increases 9%, driven by our Platform and Technology Revenue Increasing 18% Year Over Year to 64% of Total Revenue

MORRISVILLE, NC / ACCESSWIRE / August 1, 2019 / Issuer Direct Corporation (NYSE American: ISDR) (the "Company"), an industry-leading communications and compliance company, today reported its operating results for the three months ended June 30, 2019. The Company will host an investor conference call today at 4:30 PM Eastern Time to discuss its operating results.

Second Quarter 2019 Highlights:

●
Total revenue was $4,138,000, a 9% increase from $3,799,000 in Q2 2018 and a 1% decrease from $4,179,000 in Q1 2019.

●
Platform and Technology revenue increased 18% from Q2 2018 and unchanged from Q1 2019.

●
Overall gross margin was 70%, compared to 73% in Q2 2018 and 69% in Q1 2019.

●
Platform and Technology gross margin was 73%, down from 81% in Q2 2018 and 75% in Q1 2019.

●
GAAP earnings per diluted share was $0.05 compared to $0.12 in Q2 2018 and $0.05 in Q1 2019.

●
The Company generated cash flows from operations of $259,000 compared to $1,052,000 in Q2 2018 and $536,000 in Q1 2019.

Customer Count Metrics:

●
During the quarter, the Company had 1,440 publicly traded customers, compared to 1,179 during the same period last year.

●
During the quarter the Company had 997 privately held customers compared to 734 during the same period last year.

Brian Balbirnie, CEO of Issuer Direct, commented, “Top line revenue growth continued during the second quarter, primarily attributable to our acquisition of the VisualWebcaster Platform earlier this year. Additionally, on an organic basis, we’ve made nice progress adding platform subscriptions, almost doubling from 20 net new subscriptions in the first quarter to 38 net new subscriptions in the second quarter, bringing our total subscription base to 163 as of June 30, 2019. We think this is a good indicator that our platform-first sales and marketing efforts are gaining traction.”

Mr. Balbirnie continued, "Our top and bottom line numbers were impacted during the quarter as a result of a key partner’s industry-wide decision to no longer accept investor commentary content, which negatively impacted ACCESSWIRE revenue. However, we are excited to see customer growth in our press release business come in at 9% sequentially and 47% year-over-year, which we expect will have longer-term benefits.”

Mr. Balbirnie concluded, “Looking ahead, we are excited about our professional conference software, both in terms of conferences we’ve completed and those we will be performing in the second half of this year and beyond. We have added distribution in our newswire business, which will support future growth in our ACCESSWIRE business. We have a fantastic suite of platforms and offerings. Our focus is to continue to grow our install base and overall revenue growth, which we believe will drive shareholder value.”

Financial Results for the Second Quarter Ended June 30, 2019:

Total revenue for the second quarter of 2019 was $4,138,000, compared to $3,799,000 for the same period of 2018, an increase of $339,000, or 9%. Revenue from customers obtained from our acquisitions of the VisualWebcaster Platform (“VWP”) and Filing Services Canada Inc. (“FSCwire”) totaled $649,000 during the second quarter of 2019.

Platform and Technology revenue increased $415,000, or 18%, during the second quarter of 2019, as compared to the second quarter of 2018. The VWP and FSCwire acquisitions generated $468,000 of Platform and Technology revenue in the second quarter of 2019. Also, we generated increased revenue from additional subscriptions of Platform id. During the quarter, we added 38 net, new Platform id. subscriptions to new or existing customers with a total annual contract value of $227,000. This brings our total Platform id. subscriptions as of June 30, 2019 to 163, with an annual contract value of $1,550,000. The increases in overall Platform and Technology revenue were partially offset by the industry-wide loss of the investor commentary news business, which resulted in a decrease of revenue by $407,000 for the three months ended June 30, 2019 compared to the same period of 2018, as well as, the continued decline of our legacy shareholder outreach offering. Other than the impact of the loss of commentary revenue and the acquisition of FSCwire, ACCESSWIRE revenue increased 34% during the three months ended June 30, 2019 compared to the same period of the prior year. As a percentage of overall revenue, Platform & Technology revenue increased to 64% of total revenue for the three months ended June 30, 2019, compared to 59% for the same period of 2018.

Services revenue decreased $76,000, or 5%, during the second quarter of 2019, as compared to the same period of 2018. The decrease was primarily due to decline in revenue from our transfer agent services resulting from a decline in corporate transactions, directives and actions. The timing of these corporate directives and actions are difficult to predict as they are controlled by our customers and the conditions of the market, and therefore fluctuate from quarter to quarter. We also generated lower revenue from our ARS services as we continued to experience customer attrition for these services as companies elected to leave the service or transitioned to our electronic delivery alternative (reflected as Platform and Technology revenue). These decreases were partially offset by additional revenue of $181,000 related to the acquisitions of VWP and FSCwire.

Gross margin for the second quarter of 2019 was $2,888,000, or 70% of revenue, compared to $2,769,000, or 73% of revenue, in the second quarter of 2018. The decrease is primarily related to the addition of VWP, which generated a lower gross margin percentage than our legacy offerings as well as additional distribution costs related to our newswire business. As we continue to work through the integration of the VWP business, we anticipate building more scale in the product and identifying costs which we will be able to stream-line in order to bring gross margin more in-line with previous quarters.

Operating income was $130,000 for the three months ended June 30, 2019, as compared to operating income of $595,000 during the same period of the prior year. Despite the increase in gross margin dollars noted above, the decrease in operating income is primarily attributable to increases in general and administrative expenses, sales and marketing expenses and product development expenses due to continued investments in personnel expenses and increased headcount as the Company positions itself for growth. General and administrative expenses also increased due to an increase in bad debt expense of $282,000, primarily due to fully reserving accounts receivable balances related to two former investment commentary customers. Depreciation and amortization expense also increased due to higher amortization associated with intangible assets acquired in the VWP and FSCwire acquisitions. Income tax expense for the three months ended June 30, 2019 was $33,000, compared to $224,000 for the same period of the prior year. Income tax expense for the three months ended June 30, 2018, was negatively impacted by a shortfall associated with the exercise of stock compensation of $68,000.

On a GAAP basis, we generated net income of $212,000, or $0.05 per diluted share, during the three months ended June 30, 2019, compared to $366,000, or $0.12 per diluted share, during the same period of 2018. The decrease in earnings per share was due in part to lower net income as well as the increase in shares outstanding for the three months ended June 30, 2019 due to the secondary offering completed in August 2018.

Second quarter 2019 EBITDA was $550,000, or 13% of revenue, compared to $935,000, or 25% of revenue during the second quarter of 2018. Non-GAAP net income for the second quarter of 2019 was $477,000, or $0.12 per diluted share, compared to $663,000, or $0.21 per diluted share, during the second quarter of 2018. The Non-GAAP results exclude amortization of intangible assets, stock-based compensation, integration and acquisition costs, unusual, non-recurring gains and losses, the impact of discrete items impacting income tax expense and tax impact of adjustments. Please refer to the tables below for the calculation of EBITDA and the reconciliation of GAAP income and earnings per share to Non-GAAP income and earnings per share.

Financial Results for the Six Months Ended June 30, 2019:

Total revenue was $8,317,000 for the six months ended June 30, 2019, compared to $7,329,000 for the same period of 2018, an increase of $988,000, or 13%. Revenue from customers obtained from our acquisitions of the VisualWebcaster Platform (“VWP”) and Filing Services Canada Inc. (“FSCwire”) totaled $1,275,000 during the first six months of 2019.

Platform and Technology revenue increased $1,049,000, or 25%, during the first half of 2019, as compared to the same period of 2018. The VWP and FSCwire acquisitions generated $977,000 of Platform and Technology revenue in the first half of 2019. We also generated increased revenue from additional subscriptions of Platform id., however, these increases were partially offset by the continued decline of our shareholder outreach offering and the industry-wide loss of investment commentary news business noted earlier. The loss of the investment commentary news business resulted in a decline of revenue by $460,000 during the six months ended June 30, 2019 compared to the same period of 2018. Other than the impact of the loss of investment commentary news business and the acquisition of FSCwire, ACCESSWIRE revenue increased 21% during the six months ended June 30, 2019 compared to the same period of the prior year. As a percentage of overall revenue, Platform & Technology revenue increased to 64% of total revenue for the six months ended June 30, 2019, compared to 58% for the same period of 2018.

Services revenue decreased $61,000, or 2%, during the first half of 2019, as compared to the same period of 2018. As noted in our results for the second quarter of 2019, the decrease was due to a combination of lower revenue from our transfer agent and ARS services, partially offset by additional revenue of $298,000 related to the acquisitions of VWP and FSCwire.

Gross margin for the six months ended June 30, 2019 was $5,765,000, or 69% of revenue, compared to $5,278,000, or 72% of revenue, in the same period of 2018. The decreased gross margin percentage is primarily related to the addition of VWP, which generated a lower gross margin percentage than our legacy offerings as well as additional distribution costs related to our newswire business.

Operating income was $277,000 for the six months ended June 30, 2019, as compared to $910,000 during the same period of the prior year. Operating income was negatively impacted by increases in general and administrative, sales and marketing and product development expenses due to continued investments in increased headcount and personnel expenses as the Company positions itself for growth as noted earlier. Additionally, general and administrative expenses increased due to an increase in bad debt expense of $463,000, primarily due to fully reserving accounts receivable balances related to two former investment commentary customers. Depreciation and amortization expense also increased due to higher amortization associated with intangible assets acquired in the VWP and FSCwire acquisitions. Income tax expense for the six months ended June 30, 2019 was $46,000, compared to $214,000 for the same period of the prior year. The effective tax rate for the first half of 2019 is lower than 2018 due to tax credits and benefits having a larger impact on lower pre-tax income.

On a GAAP basis, we generated net income of $417,000, or $0.11 per diluted share, during the six months ended June 30, 2019, compared to $686,000, or $0.22 per diluted share, during the same period of 2018. The decrease in earnings per share was due in part to lower net income as well as the increase in shares outstanding for the six months ended June 30, 2019 due to the secondary offering completed in August 2018.

EBITDA for the six months ended June 30, 2019 was $1,108,000, or 13% of revenue, compared to $1,590,000, or 22% of revenue during the same period of 2018. Non-GAAP net income for the six months ended June 30, 2019 was $995,000, or $0.26 per diluted share, compared to $1,121,000, or $0.36 per diluted share for the same period of 2018. The Non-GAAP results exclude amortization of intangible assets, stock-based compensation, integration and acquisition costs, unusual, non-recurring gains and losses, the impact of discrete items impacting income tax expense and tax impact of adjustments. Please refer to the tables below for the calculation of EBITDA and the reconciliation of GAAP income and earnings per share to Non-GAAP income and earnings per share.

Non-GAAP Information

Certain Non-GAAP financial measures are included in this press release. In the calculation of these measures, the Company excludes certain items, such as amortization of intangible assets, stock-based compensation, integration and acquisition costs, unusual, non-recurring gains and losses, the impact of discrete items impacting income tax expense and tax impact of adjustments. The Company believes that excluding such items provides investors and management with a representation of the Company's core operating performance and with information useful in assessing its prospects for the future and underlying trends in the Company's operating expenditures and continuing operations. Management uses such Non-GAAP measures to evaluate financial results and manage operations. The release and the attachments to this release provide a reconciliation of each of the Non-GAAP measures referred to in this release to the most directly comparable GAAP measure. The Non-GAAP financial measures are not meant to be considered a substitute for the corresponding GAAP financial statements and investors should evaluate them carefully. These Non-GAAP financial measures may differ materially from the Non-GAAP financial measures used by other companies.

CALCULATION OF EBITDA
($ in ‘000’s)

	Three Months ended June 30,
	2019	2018
	Amount	Amount

Net income:	$212	$366
Adjustments:
Depreciation and amortization	419	340
Interest expense (income)	(114)	5
Income tax expense	33	224
EBITDA:	$550	$935

	Six Months ended June 30,
	2019	2018
	Amount	Amount

Net income:	$417	$686
Adjustments:
Depreciation and amortization	831	680
Interest expense (income)	(186)	10
Income tax expense	46	214
EBITDA:	$1,108	$1,590

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
($ in ‘000’s, except per share amounts)

	Three Months ended June 30,
	2019		2018
	Amount	Per diluted share	Amount	Per diluted share

Net income:	$212	$0.05	$366	$0.12
Adjustments:
Amortization of intangible assets (1)	191	0.05	125	0.04
Stock-based compensation (2)	131	0.03	144	0.04
Integration and acquisition costs (3)	—	—	41	0.01
Tax impact of adjustments (4)	(68)	(0.02)	(65)	(0.02)
Impact of discrete items impacting income tax expense (5)	11	0.01	52	0.02
Non-GAAP net income:	$477	$0.12	$663	$0.21

	Six Months ended June 30,
	2019		2018
	Amount	Per diluted share	Amount	Per diluted share

Net income:	$417	$0.11	$686	$0.22
Adjustments:
Amortization of intangible assets (1)	382	0.10	250	0.08
Stock-based compensation (2)	268	0.07	286	0.09
Integration and acquisition costs (3)	112	0.03	41	0.02
Tax impact of adjustments (4)	(160)	(0.04)	(121)	(0.04)
Impact of discrete items impacting income tax expense (5)	(24)	(0.01)	(21)	(0.01)
Non-GAAP net income:	$995	$0.26	$1,121	$0.36

1)
The adjustments represent the amortization of intangible assets related to acquired assets and companies.

2)
The adjustments represent stock-based compensation expense related to awards of stock options, restricted stock units or common stock in exchange for services. Although the Company expects to continue to award stock in exchange for services, the amount of stock-based compensation is excluded as it is subject to change as a result of one-time or non-recurring projects.

3)
The adjustments represent legal and accounting fees and other non-recurring costs in connection with the acquisition of Filing Services Canada Inc. during the three and six months ended June 30, 2018 and the VisualWebcaster platform during the six months ended June 30, 2019.

4)
This adjustment gives effect to the tax impact of all non-GAAP adjustments at the current Federal rate of 21%.

5)
The adjustments eliminate discrete items impacting income tax expense. For each of the periods presented, the discrete items relate to either the shortfall or excess stock-based compensation expense or benefit recognized in income tax expense during the periods.

Conference Call Information

To participate in this event, dial approximately 5 to 10 minutes before the beginning of the call.

Date: August 1, 2019
Time: 4:30 PM ET
Participant: 844.369.8770 | 862.298.0840

Live Webcast is also available via Investor Network
https://www.investornetwork.com/event/presentation/51713

Conference Call Replay Information

The replay will be available beginning approximately 1 hour after the completion of the live event at https://www.issuerdirect.com/company/earnings-calls-transcripts

Reply Toll-free: 877.481.4010
International: 919.882.2331
Reference ID: 51713

About Issuer Direct Corporation

Issuer Direct® is an industry-leading communications and compliance company focusing on the needs of corporate issuers. Issuer Direct's principal platform, Platform id., empowers users by thoughtfully integrating the most relevant tools, technologies, and services, thus eliminating the complexity associated with producing and distributing financial and business communications. Headquartered in Raleigh, NC, Issuer Direct serves more than 4,000 public and private companies in more than 18 countries on an annual basis. For more information, please visit www.issuerdirect.com.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words "believe," "anticipate," "estimate," "expect," "intend," "plan," "project," "prospects," "outlook," and similar words or expressions, or future or conditional verbs, such as "will," "should," "would," "may," and "could," are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance, or achievements to be materially different from any anticipated results, performance, or achievements. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company's forward-looking statements, please see the Company's Annual Report on Form 10-K for the year ended December 31, 2018, including but not limited to the discussion under "Risk Factors" therein, which the Company will file with the SEC and which may be viewed at http://www.sec.gov/.

For Further Information:

Issuer Direct Corporation
Brian R. Balbirnie
(919)-481-4000
brian.balbirnie@issuerdirect.com

Hayden IR
Brett Maas
(646)-536-7331
brett@haydenir.com

Hayden IR
James Carbonara
(646)-755-7412
james@haydenir.com

SOURCE: Issuer Direct Corporation

ISSUER DIRECT CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	June 30,	December 31,
	2019	2018
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$15,196	$17,222
Accounts receivable (net of allowance for doubtful accounts of $1,028 and $534, respectively)	2,422	1,593
Income tax receivable	163	90
Other current assets	250	89
Total current assets	18,031	18,994
Capitalized software (net of accumulated amortization of $1,720 and $1,310, respectively)	1,567	1,957
Fixed assets (net of accumulated depreciation of $468 and $452, respectively)	64	132
Other long-term assets	240	35
Goodwill	6,051	5,032
Intangible assets (net of accumulated amortization of $4,601 and $4,219, respectively)	4,176	2,802
Total assets	$30,129	$28,952

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$438	$371
Accrued expenses	613	577
Current portion of note payable	320	320
Income taxes payable	30	83
Deferred revenue	1,624	1,249
Total current liabilities	3,025	2,600
Note payable – long-term (net of discount of $32 and $45, respectively)	288	276
Deferred income tax liability	419	413
Other long-term liabilities	62	—
Total liabilities	3,794	3,289
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value, 1,000,000 shares authorized, no shares issued and outstanding as of June 30, 2019 and December 31, 2018, respectively.	—	—
Common stock $0.001 par value, 20,000,000 shares authorized, 3,862,568 and 3,829,572 shares issued and outstanding as of June 30, 2019 and December 31, 2018, respectively.	4	4
Additional paid-in capital	22,793	22,525
Other accumulated comprehensive loss	(30)	(17)
Retained earnings	3,568	3,151
Total stockholders' equity	26,335	25,663
Total liabilities and stockholders’ equity	$30,129	$28,952

ISSUER DIRECT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except share and per share amounts)

	For the Three Months Ended		For the Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2019	2018	2019	2018
Revenues	$4,138	$3,799	$8,317	$7,329
Cost of revenues	1,250	1,030	2,552	2,051
Gross profit	2,888	2,769	5,765	5,278
Operating costs and expenses:
General and administrative	1,322	948	2,683	1,952
Sales and marketing expenses	875	799	1,695	1,549
Product development	343	285	680	583
Depreciation and amortization	218	142	430	284
Total operating costs and expenses	2,758	2,174	5,488	4,368
Operating income	130	595	277	910
Interest income (expense), net	115	(5)	186	(10)
Net income before income taxes	245	590	463	900
Income tax expense	33	224	46	214
Net income	$212	$366	$417	$686
Income per share – basic	$0.05	$0.12	$0.11	$0.22
Income per share – fully diluted	$0.05	$0.12	$0.11	$0.22
Weighted average number of common shares outstanding – basic	3,857	3,074	3,854	3,055
Weighted average number of common shares outstanding – fully diluted	3,873	3,137	3,871	3,123

ISSUER DIRECT CORPORATION
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(UNAUDITED)
(in thousands)

	For the Three Months Ended		For the Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2019	2018	2019	2018
Net income	$212	$366	$417	$686
Foreign currency translation adjustment	(10)	(76)	(13)	(33)
Comprehensive income	$202	$290	$404	$653

ISSUER DIRECT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
(UNAUDITED)
 (in thousands, except share and per share amounts)

	Common Stock		Additional Paid-in	Other Accumulated Comprehensive Income	Retained	Total Stockholders’
	Shares	Amount	Capital	(Loss)	Earnings	Equity
Balance at December 31, 2017	3,014,494	$3	$10,400	$34	$2,774	$13,211
Stock-based compensation expense	—	—	142	—	—	142
Exercise of stock awards, net of tax	47,626	—	161	—	—	161
Foreign currency translation	—	—	—	43	—	43
Dividends					(152)	(152)
Net income	—	—	—	—	320	320
Balance at March 31, 2018	3,062,120	$3	$10,703	$77	$2,942	$13,725
Stock-based compensation expense	—	—	144	—	—	144
Exercise of stock awards, net of tax	41,250	—	549	—	—	549
Foreign currency translation	—	—	—	(76)	—	(76)
Dividends	—	—	—	—	(153)	(153)
Net income	—	—	—	—	366	366
Balance at June 30, 2018	3,103,370	$3	$11,396	$1	$3,155	$14,555

Balance at December 31, 2018	3,829,572	$4	$22,525	$(17)	$3,151	$25,663
Stock-based compensation expense	—	—	137	—	—	137
Exercise of stock awards, net of tax	24,996	—	—	—	—	—
Foreign currency translation	—	—	—	(3)	—	(3)
Net income	—	—	—	—	205	205
Balance at March 31, 2019	3,854,568	$4	$22,662	$(20)	$3,356	$26,002
Stock-based compensation expense	—	—	131	—	—	131
Exercise of stock awards, net of tax	8,000	—	—	—	—	—
Foreign currency translation	—	—	—	(10)	—	(10)
Net income	—	—	—	—	212	212
Balance at June 30, 2019	3,862,568	$4	$22,793	$(30)	$3,568	$26,335

ISSUER DIRECT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	For the Six Months Ended
	June 30,	June 30,
	2019	2018
Cash flows from operating activities:
Net income	$417	$686
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	831	680
Bad debt expense	555	93
Deferred income taxes	6	(17)
Non-cash interest expense	13	13
Stock-based compensation expense	268	286
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	(1,384)	(467)
Decrease (increase) in other assets	(266)	194
Increase (decrease) in accounts payable	67	(304)
Increase (decrease) in accrued expenses and other liabilities	(87)	31
Increase (decrease) in deferred revenue	375	394
Net cash provided by operating activities	795	1,589

Cash flows from investing activities:
Purchase of VisualWebcaster Platform	(2,788)	—
Capitalized software	(20)	—
Purchase of fixed assets	(6)	(39)
Net cash used in investing activities	(2,814)	(39)

Cash flows from financing activities:
Proceeds from exercise of stock options, net of income taxes	—	709
Payment of dividends	—	(305)
Net cash provided by (used in) financing activities	—	404

Net change in cash	(2,019)	1,954
Cash – beginning	17,222	4,917
Currency translation adjustment	(7)	(37)
Cash – ending	$15,196	$6,834

Supplemental disclosures:
Cash paid for income taxes	$128	$31
Non-cash activities:
Right-of-use assets obtained in exchange for lease liabilities	$260	$—